Exhibit 10.104

ARCHROCK, INC.

LONG-TERM INCENTIVE AWARD NOTICE AND AGREEMENT

Stock-Settled Performance Award Schedule

Archrock, Inc. (the “Company”) has granted to you (the “Participant”) an equity award (the “Award”) under the Archrock, Inc. 2020 Stock Incentive Plan (as may be amended from time to time, the “Plan”).  All capitalized terms not explicitly defined in the Terms and Conditions and in this Schedule (together constituting the Long-Term Incentive Award Notice and Agreement (the “Award Notice”)) shall have the respective meanings ascribed to them in the Plan.

Grant Date	March 5, 2021
Award Type

Stock-settled performance units, the payout of which is based on the attainment of certain performance objectives (the “Performance Units”).  Each Performance Unit is granted in tandem with a corresponding Dividend Equivalent.

The Award is stated at target; however, the actual number of Performance Units that becomes earned and payable hereunder may be greater or less than the target number.

Important Documents	Archrock, Inc. 2020 Stock Incentive Plan 2020 Stock Incentive Plan Prospectus
Vesting Schedule

One hundred percent (100%) of the Earned Units subject to this Award will vest on March 5, 2024 (the “Vest Date”) upon satisfaction of the following criteria:

Performance Achievement.  Your Award will become payable (as provided herein) at 0% to 200% of the target Performance Units based on the achievement of the pre-determined Performance Measures over the performance period (the “Performance Period”) as set out herein.  The target Performance Units equals the number of Performance Units (or the cash equivalent thereof) that would be earned and paid if the Performance Measures are met at the target level over the Performance Period; and

Employment Criteria. Except as set forth below, you must remain in continuous service as an Employee of the Company or one of its Affiliates at all times from the Grant Date up to and including the Vest Date for the Award to vest.

Stockholder Rights

The Performance Units represent an unfunded, unsecured and contingent right to receive payment.  You have no rights as a stockholder with respect to any Performance Units unless and until you receive shares of Common Stock of the Company in respect of your vested Earned Units. The grant of the Performance Units under your Award shall be implemented by a credit to a bookkeeping account maintained by the Company.

Termination of Service – Voluntary or Involuntary

If you terminate employment for any reason (other than death or Disability), the unvested portion of your Award (after taking into account any accelerated vesting that occurs in connection with such termination, if any) and the Dividend Equivalents corresponding with the unvested portion of your Award will be automatically forfeited on the date of such termination unless the Committee directs otherwise.

Termination of Service – Death or Disability

If you terminate employment due to death or Disability, your Award will immediately vest and be payable as of such date based upon the Achievement Percentage (defined below) or, if the Achievement Percentage has not yet been determined, based upon the target performance level.  Any date on which such accelerated vesting occurs is referred to in this Award Notice as an “Accelerated Vest Date”.

Termination of Service	Notwithstanding anything to the contrary in this Award Notice, this section will govern the vesting of your Award in the event of your Termination of Service on and after the

Following a Change of Control

date a Corporate Change is consummated.

(a)
Determination of Achievement Percentage.

If a Corporate Change is consummated prior to the end of the Performance Period and you are employed by the Company or an Affiliate as of such consummation date, then

(i)
the Committee, in its discretion, shall determine in good faith the Achievement Percentage based on performance during the portion of the Performance Period commencing on the first day of the Performance Period and ending on the date the Corporate Change is consummated, or
(ii)
if the Committee determines, in its discretion, that no such determination can reasonably be made, then the Achievement Percentage shall be deemed to be 100% (and your Earned Units (as defined below) will be determined based upon such Achievement Percentage).

(b)
Termination of Service Following a Corporate Change.

If your status as an Employee of the Company or an Affiliate is terminated on or within eighteen (18) months following the date a Corporate Change is consummated (i) by the Company or such Affiliate without Cause, (ii) by you for Good Reason or (iii) as a result of your death or Disability, then the unvested portion of your Award as of the date of your Termination of Service as an Employee will immediately vest in full as of the date of your Termination of Service as an Employee (the “Corporate Change Vest Date”).

If your status as an Employee is terminated by the Company with Cause or by you without Good Reason on or after the date the Corporate Change is consummated, then the unvested portion of your Award and the Dividend Equivalents (including any amounts credited thereunder) corresponding with such unvested portion of your Award will be automatically forfeited on the date of your Termination of Service as an Employee.

Unless otherwise provided in a written agreement between the Company or an Affiliate and you, “Good Reason” means the occurrence of any of the following without your express written consent:

(i)A reduction of 10% or more of your base salary;
(ii)
Your being required to be based at any other office or location of employment more than 50 miles from your primary office or location of employment immediately prior to the Corporate Change; or
(iii)
The willful failure by the Company or an Affiliate to pay you your compensation when due;

provided, however, unless otherwise provided in a written agreement between the Company or an Affiliate and you, that Good Reason does not exist with respect to a matter unless you give the Company or an Affiliate, as applicable, a notice of termination due to such matter within 20 days of the date such matter first exists.  If you fail to give a notice of termination timely, you shall be deemed to have waived all rights you may have under the Award Notice with respect to such matter.  The Company or an Affiliate will have 30 days from the date of your notice of termination to cure the matter.  If the Company or an Affiliate cures the matter, your notice of termination shall be deemed rescinded.  If the Company or an Affiliate (as applicable) fails to cure the matter timely, your status as an Employee shall be deemed to have been terminated by the Company for Good Reason at the end of the 30-day cure period.

Dividends / Dividend	A dividend equivalent right (a “DER”) is granted in tandem with each Performance Unit granted hereunder and is subject to the same terms as the associated Performance

Equivalent Rights

Unit.  A DER is a right to receive the equivalent value in cash of any dividend (including any extraordinary or non-recurring dividend) paid on a share of Common Stock (the “Dividend Equivalent”).

The DER shall remain outstanding from the Grant Date until the earlier of the vesting and payment or the forfeiture of the Performance Unit to which it corresponds (the “DER Period”).

During the DER Period and no later than thirty (30) days following the date on which a dividend is paid to the Company’s stockholders, the Dividend Equivalent on each unvested Performance Unit shall be credited and entered into a bookkeeping account on your behalf.  However, payments shall not be made to you prior to the date on which the following two conditions are satisfied: (1) the associated Performance Unit becomes an Earned Unit and (2) the associated Performance Unit vests.

Dividend Equivalent book entry credits shall be forfeited if the associated Performance Unit is forfeited (1) because it does not become an Earned Unit or (2) due to your termination of service prior to vesting of the associated Performance Unit.

Upon the vesting of a Performance Unit, the book-entry Dividend Equivalents payable on such Performance Unit shall be paid in cash in a single lump sum no later than sixty (60) days following the Vest Date.  Upon expiration of the DER Period, the DERs on the Performance Unit shall automatically terminate and no further Dividend Equivalents shall be allocated thereunder.

Payment

As soon as administratively practicable following the conclusion of the Performance Period (or, if earlier, the date on which a Corporate Change is consummated), the Committee shall certify in writing the level of performance achieved with respect to the Performance Measures (the “Achievement Percentage”).  The actual number of Performance Units payable under your Award shall be equal to the product of the target number of Performance Units multiplied by the Achievement Percentage or, in the event of your termination due to your death or Disability during the Performance Period, a Qualifying Termination during the Performance Period or a Corporate Change during the Performance Period in connection with which the Committee determines, in its discretion, it cannot reasonably determine the Achievement Percentage, 100% of the Performance Units (in any case, such number of Performance Units payable under your Award, the “Earned Units”).

As soon as administratively practicable after your Earned Units vest, but in no event later than the sixtieth (60th) day following the applicable Vest Date, Accelerated Vest Date or Corporate Change Vest Date of such Earned Units, you will receive payment in respect of such vested Earned Units in the form of an equivalent number of shares of Common Stock of the Company as of the applicable Vest Date, Accelerated Vest Date or Corporate Change Vest Date of such vested Earned Units. Payments in respect of any corresponding Dividend Equivalents shall be paid in the form of cash.

Except as provided below, this Award and the Dividend Equivalents are intended to be exempt under Section 409A of the Code (“Section 409A”) under the short-term deferral exclusion and will be interpreted and operated consistent with such intent.  If, for any reason, the Company determines that this Award and/or the Dividend Equivalents are subject to Section 409A, the Company shall have the right in its sole discretion (without any obligation to do so or to indemnify you or any other person for failure to do so) to adopt such amendments to the Plan or this Award Notice, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Company determines are necessary or appropriate to provide for either the Performance Units and/or Dividend Equivalents to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.  The Dividend Equivalents and any amounts that may become distributable in respect thereof shall be treated separately from the Performance Units and the rights arising in connection therewith for purposes of Section 409A (as defined below) (including for purposes of the designation of the time and form of payments required by Section 409A).

Performance Measures	See Exhibit.

ARCHROCK, INC.

LONG-TERM INCENTIVE AWARD NOTICE AND AGREEMENT

EXHIBIT – Stock-Settled Performance Award Schedule

ARCHROCK, INC.

LONG-TERM INCENTIVE AWARD NOTICE AND AGREEMENT

Terms and Conditions

Archrock, Inc. (the “Company”) has granted to you (the “Participant”) an equity award (the “Award”) under the Archrock, Inc. 2020 Stock Incentive Plan (as may be amended from time to time, the “Plan”).  All capitalized terms not explicitly defined in these Term and Conditions and the Schedule (together constituting the Long-Term Incentive Award Notice and Agreement (the “Award Notice”) but defined in the Plan shall have the respective meanings ascribed to them in the Plan.

The material terms of your Award are provided below and in the Schedule.

1.No Right to Continued Service. Nothing in this Award Notice guarantees your continued service as an Employee, Director or other service provider of the Company or any of its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate your status as an Employee, Director or other service provider at any time.
2.Non–Transferability.  Prior to vesting, you cannot sell, transfer, pledge, exchange or otherwise dispose of your Award except as otherwise set forth in Paragraph XV(i) of the Plan.
3.Data Privacy. You consent to the collection, use, processing and transfer of your personal data as described in this paragraph.  You understand that the Company and/or its Affiliates hold certain personal information about you (including your name, address, telephone number, date of birth, social security number, social insurance number, etc. (“Data”)) for the purpose of implementing, administering, and managing the Plan.  You also understand that the Company and/or its Affiliates will transfer this Data amongst themselves as necessary for the purpose of implementing, administering and managing your participation in the Plan, and that the Company and/or its Affiliates may also transfer this Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  You authorize the Company, its Affiliates, and any third parties assisting the Company and/or its Affiliates to receive, possess, use, retain and transfer the Data, in electronic or other form, for these purposes.  You also understand that you may, at any time, review the Data, require any necessary changes to the Data or withdraw your consent in writing by contacting the Company.  You further understand that withdrawing your consent may affect your ability to participate in the Plan.
4.Withholding. Your Award, and any Dividend Equivalents with respect to the Award paid as compensation income, is subject to applicable income and/or social insurance tax withholding obligations, including, without limitation, any applicable FICA, employment tax or other social security contribution obligations, state and local taxes (the “Required Withholding”).

To satisfy the Required Withholding for Employees, the Company and its Affiliates shall withhold

a.a sufficient amount of cash payable to you in connection with the payment of Dividend Equivalents, and

b,prior to the delivery of shares of Common Stock, a sufficient number of shares otherwise issuable to you (which shall be determined in a manner consistent with the Plan and, as determined by the Committee in its discretion, in an amount no less than the minimum and no greater than the maximum Required Withholding) with all such shares valued at their Fair Market Value on the date of vesting.

If you are a Director or non-employee Contractor, the Company and its Affiliates shall not withhold cash or shares of Common Stock pursuant to this Award and any associated Dividend Equivalents; the payment of the Required Withholding shall be the responsibility of such individual.

5.Plan Governs.  This Award Notice is subject to the terms of the Plan, a copy of which is available at no charge by accessing your account or which will be provided to you upon request as indicated

herein.  All the terms and conditions of the Plan, as may be amended from time to time, and any rules, guidelines and procedures which may from time to time be established pursuant to the Plan, are hereby incorporated into this Award Notice, including, but not limited to, Paragraphs XV(l) (“Section 409A of the Code”) and XV(j) (“Clawback”) thereof. In the event of a discrepancy between this Award Notice and the Plan, the Plan shall govern.
6.Adjustment.  This Award shall be subject to adjustment as provided in Article XIII of the Plan.
7.Modifications.  This Award Notice can be amended at any time in a writing signed by you and the Company; provided, however, the Company may amend this Award Notice without your written or electronic consent if the amendment is not adverse to your rights under this Award Notice or the Plan.
8.Conformity to Applicable Law. You acknowledge that the Plan and the Award Notice are intended to conform to the extent necessary with all applicable laws, including, without limitation, the provisions of the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to applicable law.  To the extent permitted by applicable law, the Plan and the Award Notice shall be deemed amended to the extent necessary to conform to applicable law.
9.Choice of Law.  All questions pertaining to the interpretation, validity, enforcement and performance of this Award Notice shall be construed in accordance with, and be governed by, the laws of the State of Texas, without giving effect to the choice of law principles thereof.
10.Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Award Notice, if you are subject to Section 16 of the Exchange Act, the Plan, the Award and the Award Notice shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Award Notice shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
11.Electronic Delivery.  The Company may deliver any documents related to the Award granted under this Award Agreement and participation in the Plan by electronic means or to request Participant’s consent to participate in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan and sign the Award Agreement through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Failure to accept the Award according to the means and within the timeframe prescribed will result in forfeiture of the Award.
12.Additional Information.  If you require additional information concerning your Award, contact the Company’s Stock Plan Administrator at mystock@archrock.com or UBS at 713.654.4738.